As filed with the Securities and Exchange Commission on September 9, 2022.
Registration No. 333-259281
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-1
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MOMENTUS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	84-1905538
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
3901 N. First Street
San Jose, CA 95134
(650) 564-7820
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
John C. Rood
Chief Executive Officer
3901 N. First Street
San Jose, CA 95134
Telephone: (650) 564-7820
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
John W. Titus Stephen C. Hinton Bradley Arant Boult Cummings LLP 1600 Division Street, Suite 700 Nashville, Tennessee 37203 Telephone: (615) 244-2582	Jikun Kim Chief Financial Officer 3901 N. First Street San Jose, CA 95134 Telephone: (650) 564-7820
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On September 3, 2021, Momentus Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-259281) (the “Registration Statement”). The Registration Statement initially registered the following:
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up to (A) 54,579,637 shares of our Class A common stock, par value $0.00001 per share (“Class A Stock”), which consists of (i) 495,000 shares of Class A Stock (the “Founder Shares”) originally issued in a private placement to SRC-NI Holdings, LLC (the “Sponsor”) in connection with the initial public offering (the “IPO”) of Stable Road Acquisition Corp. (“SRAC”) and subsequently distributed to certain equityholders of the Sponsor, (ii) 50,000 shares of Class A Stock (the “Underwriter Shares”) originally issued in a private placement to Cantor Fitzgerald & Co. (“Cantor”) in connection with the IPO (as defined below), (iii) 50,000 shares of Class A Stock (the “Finder Shares”) issued pursuant to a finder’s agreement dated June 28, 2020, (iv) 4,062,500 shares of Class A Stock originally issued to the Sponsor and SRAC PIPE Partners LLC in connection with the IPO, (v) 25,996,648 shares of Class A Stock issued pursuant to the Merger Agreement (as defined below), (vi) 11,000,000 shares of Common Stock issued to certain investors pursuant to subscription agreements dated July 15, 2021 (the “PIPE Shares”), (vii) 11,272,500 shares of Class A Stock issuable upon the exercise of 11,272,500 warrants originally issued in a private placement to the Sponsor and Cantor in connection with the IPO (the “Sponsor and Underwriter Private Warrants”) or in a private placement in connection with the Business Combination (as defined below) (the “PIPE Private Warrants” together with the Sponsor and Underwriter Private Warrants, the “Private Warrants”), in each case at an exercise price of $11.50 per share of Class A Stock, (viii) up to 1,018,281 shares of Class A Stock issuable upon the exercise of certain Rollover Options (as defined below), and (ix) 634,708 shares of Class A Stock issued upon the exercise of certain Rollover Options and (B) up to 272,500 Private Warrants.

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up to 8,625,000 shares of Class A Stock that are issuable by the Company upon the exercise of 8,625,000 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Class A Stock (the “Public Warrants” together with the Private Warrants, the “Warrants”).

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 1”) is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated September 9, 2022.
PRELIMINARY PROSPECTUS

Up to 41,654,148 Shares of Class A Common Stock
Up to 19,897,500 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
and Up to 1,018,281 Shares of Class A Common Stock Issuable Upon Exercise of Options
and Up to 634,708 Shares of Class A Common Stock Issued Upon Exercise of Options
and Up to 272,500 Warrants to Purchase Shares of Class A Common Stock
This prospectus relates to the resale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (A) 54,579,637 shares of our Class A common stock, par value $0.00001 per share (“Class A Stock”), which consists of (i) 495,000 shares of Class A Stock (the “Founder Shares”) originally issued in a private placement to SRC-NI Holdings, LLC (the “Sponsor”) in connection with the initial public offering (the “IPO”) of Stable Road Acquisition Corp. (“SRAC”) and subsequently distributed to certain equityholders of the Sponsor, (ii) 50,000 shares of Class A Stock (the “Underwriter Shares”) originally issued in a private placement to and Cantor Fitzgerald & Co. (“Cantor”) in connection with the IPO, (iii) 50,000 shares of Class A Stock (the “Finder Shares”) issued pursuant to a finder’s agreement dated June 28, 2020, (iv) 4,062,500 shares of Class A Stock originally issued to the Sponsor and SRAC PIPE Partners LLC in connection with the IPO, (v) 25,996,648 shares of Class A Stock issued pursuant to the Merger Agreement (as defined below), (vi) 11,000,000 shares of Common Stock issued to certain investors pursuant to subscription agreements dated July 15, 2021 (the “PIPE Shares”), (vii) 11,272,500 shares of Class A Stock issuable upon the exercise of 11,272,500 warrants originally issued in a private placement to the Sponsor and Cantor in connection with the IPO (the “Sponsor and Underwriter Private Warrants”) or in a private placement in connection with the Business Combination (as defined below) (the “PIPE Private Warrants”), in each case at an exercise price of $11.50 per share of Class A Stock (collectively, the “Private Warrants”), (viii) up to 1,018,281 shares of Class A Stock issuable upon the exercise of certain Rollover Options (as defined below), and (ix) 634,708 shares of Class A Stock issued upon the exercise of certain Rollover Options and (B) up to 272,500 Private Warrants.
In addition, this prospectus relates to the offer and sale of up to 8,625,000 shares of Class A Stock that are issuable by us upon the exercise of 8,625,000 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Class A Stock (the “Public Warrants” and, together with the Private Warrants, the “Warrants”).
This prospectus provides you with a general description of such securities and the general manner in which the Selling Securityholders may offer or sell the securities. More specific terms of any securities that the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of shares of Class A Stock by the Selling Securityholders, except with respect to amounts received by us upon exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A Stock or Warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Stock. For more information, see the section of this prospectus entitled “Plan of Distribution.”
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, any of the securities.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively. On September 8, 2022, the last reported sales price of our Class A Stock was $1.74 per share and the last reported sales price of our Public Warrants was $0.21 per warrant.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.
Investing in our securities involves risks. You should carefully review the risks and uncertainties referenced in the section of this prospectus entitled “Risk Factors” as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement before you consider buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2022.

Prospectus
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
i

INFORMATION INCORPORATED BY REFERENCE
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Momentus,” “we,” “us,” “our” and similar terms refer to Momentus Inc. (f/k/a Stable Road Acquisition Corp.) and its consolidated subsidiaries. References to “SRAC” refer to our predecessor company prior to the consummation of the Business Combination.
This registration statement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), filed with the SEC on March 8, 2022;
•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 as filed with the SEC on May 11, 2022, and for the quarter ended June 30, 2022, as filed with the SEC on August 11, 2022;
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Our Current Reports on Form 8-K, as filed with the SEC on January 7, 2022, February 14, 2022, March 23, 2022, May 23, 2022, June 2, 2022 and August 22, 2022 (except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K);

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Portions of the Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 15, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

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The description of the our Class A Stock contained in its Registration Statement on Form 8-A, as filed with the SEC on November 6, 2019, as amended by the description of the Registrant’s common stock contained in Exhibit 4.3 to the Annual Report filed with the SEC on March 8, 2022, and including any further amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished, and exhibits furnished in connection with such items, and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this prospectus.
We have filed with the SEC this registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the shares of Class A Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.momentus.space as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Momentus Inc.
Attention: Jikun Kim, Chief Financial Officer
3901 N. First Street
San Jose, California 95134
Telephone: (650) 564-7820

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On August 12, 2021 (the “Closing Date”), Stable Road Acquisition Corp., our predecessor company (“SRAC”), consummated the previously announced mergers contemplated by the Agreement and Plan of Merger, dated as of October 7, 2020, as amended (the “Merger Agreement”), by and among SRAC, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of SRAC (“First Merger Sub”), Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of SRAC (“Second Merger Sub”), and Momentus Inc., a Delaware corporation (“Legacy Momentus”). Pursuant to the terms of the Merger Agreement, First Merger Sub merged with and into Legacy Momentus (the “First Merger”), with Legacy Momentus being the surviving corporation of the First Merger, immediately followed by the surviving corporation merging with and into Second Merger Sub (the “Second Merger” and, collectively with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of SRAC, under the name Momentus Space LLC. On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), we changed our name from Stable Road Acquisition Corp. to Momentus Inc.
CERTAIN DEFINED TERMS
Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:
“Board” or “Board of Directors” means our board of directors.
“Rollover Options” means the options to acquire Class A Stock resulting from the automatic conversion at the effective time of the First Merger of each Legacy Momentus Stock Option that was outstanding and unexercised as of immediately prior to the effective time of the First Merger into an option to acquire an adjusted number of shares of Class A Stock at an adjusted exercise price per share, subject to the terms and conditions as were applicable to the corresponding Legacy Momentus Stock Option immediately prior to the effective time of the First Merger, including applicable vesting conditions, except to the extent such terms or conditions are rendered inoperative by the Business Combination.
“Warrant Agreement” means that certain Warrant Agreement, by and between Momentus Inc.(f/k/a Stable Road Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent, dated as of November 7, 2019.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “contemplate,” “objective,” “target,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	Momentus’ future financial performance;
•	Momentus’ strategy, future operations, projected capital resources and financial position, estimated revenues and losses, projected costs and capital expenditures, prospects and plans;
•	the potential future capabilities of Momentus’ technology, including its water plasma propulsion technology;
•	projections of market growth and size;
•	anticipated progress and timeline of any testing of Momentus’ technology and any launch status of Momentus’ satellite transportation systems;
•	expansion plans and opportunities; and
•	the outcome of any known and unknown litigation and regulatory proceedings.
The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•	the ability of the Company to obtain licenses and government approvals for its missions, which are essential to its operations;
•	the ability of the Company to effectively market and sell satellite transport services and planned in-orbit services;
•	the ability of the Company to protect its intellectual property and trade secrets;
•	the development of markets for satellite transport and in-orbit services;
•	the ability of the Company to develop, test and validate its technology, including its water plasma propulsion technology;
•	delays or impediments that the Company may face in the development, manufacture and deployment of next generation satellite transport systems;
•	the ability of the Company to convert backlog or inbound inquiries into revenue;
•	changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business, including export control license requirements;
•	the ability to attract or maintain a qualified workforce with the required security clearances and requisite skills;
•	level of product service or product or launch failures or delays that could lead customers to use competitors’ services;
•	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;
•	the effects of the COVID-19 pandemic on the Company’s business;

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the Company’s ability to comply with the terms of its National Security Agreement and any related compliance measures instituted by the director who was approved by the Committee on Foreign Investment in the United States (“CFIUS”) Monitoring Agencies (the “Security Director”);

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties described in this prospectus, including those under the section titled “Risk Factors.”
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” in this prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and any accompanying prospectus supplements. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you are cautioned not to place undue reliance on these forward-looking statements.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

THE COMPANY
Momentus is a U.S. commercial space company that plans to offer transportation and infrastructure services to help enable the commercialization of space. Satellite operators are our principal customers and target customers. Services that we plan to provide include “last mile” satellite transportation, payload-hosting, on-orbit satellite refueling, on-orbit inspection, on-orbit satellite maintenance, de-orbiting, debris removal, and other satellite-to-satellite service offerings.
Our transportation service offering will focus on delivering our customers’ satellites to precision orbits of their choosing. To accomplish this, we plan to create a hub-and-spoke transportation network in partnership with leading launch service providers, such as SpaceX. Under this model, our customers’ satellites would “ride share” from Earth to space on a midsized or large rocket. Our Orbital Transfer Vehicles (“OTVs”) would then provide “last mile” transportation services from the rocket’s drop-off orbit to a custom orbit of the satellite operator’s choosing. We believe our hub-and-spoke model has the potential to expand our customers’ deployment options relative to what they would be able to achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle. Over time, we plan to begin introducing additional services beyond “last mile” transportation.
Since our founding in 2017, we have been working to develop, test and enhance our vehicles and supporting technologies, particularly our water plasma propulsion technology.
Corporate History and Information
We were incorporated in the State of Delaware in May 2019 as a special purpose acquisition company under the name Stable Road Acquisition Corp. On November 13, 2019, we completed our initial public offering. On August 12, 2021, we consummated the Business Combination with Legacy Momentus pursuant to the Merger Agreement. In connection with the Business Combination, we changed our name from Stable Road Acquisition Corp. to Momentus Inc.
Our principal executive offices are located at 3901 N. First Street, San Jose, CA 95134. Our telephone number is (650) 564-7820. Our website address is www.momentus.space. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Momentus, the Momentus logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Momentus. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:
•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
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an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements; and
•	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.
We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our Class A common stock less attractive to investors.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following November 13, 2024, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may continue to be a smaller reporting company after any offering under this prospectus and any accompanying prospectus supplement if either (i) the market value of our shares held by non-affiliates is less than $250 million as measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million as measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. Further, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

THE OFFERING
Issuer
Momentus Inc. (f/k/a Stable Road Acquisition Corp.).
Issuance of Class A Stock
Shares of Class A Stock offered by us
20,745,369 shares of Class A Stock issuable upon exercise of the Warrants and Rollover Options, consisting of (i) 11,272,500 shares of Class A Stock that are issuable upon the exercise of 11,272,500 Private Warrants and (ii) shares of Class A Stock that are issuable upon the exercise of 8,625,000 Public Warrants, and (iii) up to 847,869 shares of Class A Stock, issuable upon the exercise of certain Rollover Options.
Shares of Class A Stock outstanding prior to exercise of all Warrants
83,636,607 shares of Class A Stock (as of August 31, 2022).
Shares of Class A Stock outstanding assuming cash exercise of all Warrants
103,534,107 shares of Class A Stock (as of August 31, 2022).
Exercise Price of Private Warrants and Public Warrants
$11.50 per share, subject to adjustments as described herein.
Use of proceeds
We will receive up to an aggregate of approximately $228,821,250 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section of this prospectus titled “Use of Proceeds.”
Resale of Class A Stock and Warrants
Securities offered by the Selling Securityholders
41,206,688 shares of Class A Stock (including (i) 495,000 shares of Class A Stock (the “Founder Shares”) originally issued in a private placement to SRC-NI Holdings, LLC (the “Sponsor”) in connection with the initial public offering (the “IPO”) of Stable Road Acquisition Corp. (“SRAC”) and subsequently distributed to certain equityholders of the Sponsor, (ii) 50,000 shares of Class A Stock (the “Underwriter Shares”) originally issued in a private placement to and Cantor Fitzgerald & Co. (“Cantor”) in connection with the IPO, (iii) 50,000 shares of Class A Stock (the “Finder Shares”) issued to Pickwick Capital Partners, LLC and JDA Funds Management, Inc. pursuant to a finder’s agreement dated June 28, 2020, (iv) 4,312,500 shares of Class A Stock originally issued to Sponsor and SRAC PIPE Partners LLC in connection with the IPO, (v) 24,823,785 shares of Class A Stock issued pursuant to the Merger Agreement, (vi) 11,000,000 shares of Common Stock issued to certain investors (“PIPE Investors”) pursuant to subscription agreements dated October 7, 2020 and July 15, 2021 (the “PIPE Shares”), and (vii) 475,403 shares of Class A Stock issued upon the exercise of certain Rollover Options.

Terms of the offering
The Selling Securityholders will determine when and how they will dispose of the shares of Class A Stock and Warrants registered under this prospectus for resale.
Use of proceeds
We will not receive any proceeds from the sale of shares of Class A Stock or Private Warrants (assuming the cashless exercise provision is used) by the Selling Securityholders.
Risk Factors
See the section of this prospectus titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
Nasdaq Stock Market Symbols
Our Class A Stock is listed on the Nasdaq Global Select Market under the symbol “MNTS.”

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Assuming the cash exercise of all outstanding Warrants, we will receive an aggregate of approximately $228,821,250. We expect to use the net proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes, which may include acquisitions. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 63,204,637 shares of our Class A Stock and 272,500 Private Warrants. The Sponsor acquired the Founder Shares and Private Warrants in connection with the IPO. In connection with the transactions contemplated by the Merger Agreement, the Sponsor was issued Earn-Out Shares, subject to vesting in accordance with the Merger Agreement.
The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to certain of the Selling Securityholders in respect of the securities described above. For additional information regarding certain of these registration rights, see the section entitled “Description of Securities — Amended and Restated Registration Rights Agreement.”
The following table sets forth certain information as of August 31, 2022, concerning the shares of Class A Stock and Private Warrants that may be offered from time to time by each Selling Securityholder under this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders, will issue, offer or sell, any of the securities.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.
Up to 8,625,000 shares of Class A Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is c/o Momentus Inc., 3901 N. First Street, San Jose, CA 95134.
	Shares of Class A Stock				Warrants to Purchase Class A Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering*	Percent Owned After Offering*	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Holders of Founder Shares
SRC-NI Holdings, LLC(1)	1,261,029	1,261,029	—	—	—	—	—	—
Stable Road Capital LLC(2)	1,230,143	1,230,143	—	—	396,001	396,001	—	—
DIBALYD Investments LLC(3)	954,425	954,425	—	—	754,425	754,425	—	—
Nala Investments LLC(4)	11,875	11,875	—	—	11,875	11,875	—	—
James A. Hofmockel(5)	109,447	109,447	—	—	19,960	19,960	—	—
JW Capital, LLC(6)	78,568	78,568	—	—	38,609	38,609	—	—
Douglas C. Gessner Revocable Trust(7)	5,000	5,000	—	—	5,000	5,000	—	—
CR Financial Holdings, Inc.(8)	25,000	25,000	—	—	25,000	25,000	—	—
South Pacific Investment Holdings LLC(9)	62,390	62,390	—	—	62,390	62,390	—	—
HKE2(10)	49,505	49,505	—	—	49,505	49,505	—	—
Allegro Capital, LLC(11)	3,730	3,730	—	—	3,730	3,730	—	—
MYW Holdings, LLC(12)	18,649	18,649	—	—	18,649	18,649	—	—
John Jiang(13)	37,298	37,298	—	—	37,298	37,298	—	—
Andrew Perry(14)	7,460	7,460	—	—	7,460	7,460	—	—
Randolph Street Ventures, L.P. - 2020-98(15)	198,020	198,020	—	—	198,020	198,020	—	—
Andrew Simpson(16)	16,236	16,236	—	—	7,460	7,460	—	—
Alyssa M. Nobriga(17)	21,549	21,549	—	—	9,901	9,901	—	—
Frostwood Corp.(18)	37,298	37,298	—	—	37,298	37,298	—	—
Flamingo Drive Partners LLC(19)	14,919	14,919	—	—	14,919	14,919	—	—
Ken Leonard(20)	121,635	121,635	—	—	—	—	—	—
Holders of Underwriter Shares
Cantor Fitzgerald & Co.(21)	75,000	75,000	—	—	25,000	25,000	—	—
Holders of Finder Shares
Pickwick Capital Partners, LLC(22)	4,000	4,000	—	—	—	—	—	—
Holders of PIPE Shares and Private Warrants
SMALLCAP World Fund, Inc.(23)	2,511,876	2,511,876	—	—	—	—	—	—
Highbridge Tactical Credit Master Fund, L.P.(24)	753,974	753,974	—	—	—	—	—	—
Highbridge SPAC Opportunity Fund, L.P.(25)	746,026	746,026	—	—	—	—	—	—
Kamunting Street Master Fund, Ltd.(26)	500,503	500,503	—	—	—	—	—	—
XZAR Momentus LLC(27)	2,000,000	2,000,000	—	—	—	—	—	—
Charles Schein Family Partners LLC(28)	200,000	200,000	—	—	—	—	—	—
Kinobody Fitness Inc.(29)	100,000	100,000	—	—	—	—	—	—
Michael Schein Family Partners LLC(30)	100,000	100,000	—	—	—	—	—	—

	Shares of Class A Stock				Warrants to Purchase Class A Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering*	Percent Owned After Offering*	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
MR Scale Series MS LLC(31)	1,400,000	1,400,000	—	—	—	—	—	—
TRC Venture Fund II LLC(32)	100,000	100,000	—	—	—	—	—	—
Exempt Trust for Edgar D. Jannotta eu Edgar D. Jannotta 2010 Family Trust(33)	200,000	200,000	—	—	—	—	—	—
Edward Cochran(34)	100,000	100,000	—	—	—	—	—	—
Kantstraat LLC(35)	25,000	25,000	—	—	—	—	—	—
Tribe Capital VI, LLC Series 6(36)	1,000,000	1,000,000	—	—	—	—	—	—
West Coast Equity Partners LLC(37)	2,390,000	2,390,000	—	—	—	—	—	—
Affiliates of Momentus (Holders of Merger Consideration Shares and/or Rollover Options)
Entities associated with Prime Movers Lab(38)	26,471,648	26,471,648	—	—	—	—	—	—
Dawn Harms(39)	250,712	250,712	—	—	—	—	—	—
Holders of Shares Issued Upon Exercise of Options
Former Employees(40)	274,230	274,230	—	—	—	—	—	—
Holders of Shares Issuable Upon Exercise of Options
Former Employees(40)	298,283	298,283	—	—	—	—	—	—
(1)
Represents 1,261,029 shares of Class A Stock held by SRC-NI Holdings, LLC, SRAC’s sponsor (the “Sponsor”). Brian Kabot, Juan Manuel Quiroga and Edward Freedman are the managers of the Sponsor and have voting and investment discretion with respect to the securities held by the Sponsor. As such, each of them may be deemed to share beneficial ownership of the securities held directly by the Sponsor. Each of them disclaims beneficial ownership of the securities, except to the extent of his pecuniary interest therein. The business address of the Sponsor is 1345 Abbot Kinney Blvd., Venice, California 90291.

(2)
Represents 834,142 shares of Class A Common Stock and warrants to purchase 396,001 shares of Class A Common Stock held by Stable Road Capital LLC. Edward Freedman is the sole member of Stable Road Capital LLC and therefore may be deemed to possess beneficial ownership of the securities held directly by Stable Road Capital LLC. The address of Stable Road Capital LLC is c/o Stable Road Capital LLC 1345 Abbot Kinney Boulevard Venice, CA 90291.

(3)
Represents 200,000 shares of Class A Common Stock and warrants to purchase 754,425 shares of Class A Common Stock held by DIBALYD Investments LLC. Emilio Diez Barroso, Emilio Diez Barroso Azcarraga, Jorge Vargas and Fernando Diez are managers of DIBALYD Investments LLC and therefore may be deemed to have voting and dispositive power over the shares held by DIBALYD Investments LLC. Each of them disclaims beneficial ownership of the securities, except to the extent of his pecuniary interest therein. The address of DIBALYD LLC is 225 Santa Monica Blvd, Suite 500, Santa Monica, CA 90401.

(4)
Represents 222,097 shares of Class A Common Stock and warrants to purchase 11,875 shares of Class A Common Stock held by Nala Investments LLC. The address of Nala Investments LLC is 225 Santa Monica Blvd, Suite 500, Santa Monica, CA 90401.

(5)
Represents (i) 80,711 shares of Class A Common Stock and warrants to purchase 12,500 shares of Class A Common Stock held by James A. Hofmockel; and (ii) 8,776 shares of Class A Common Stock and warrants to purchase 7,460 shares of Class A Common Stock held by Hofmockel Investments, LLC. The address of Mr. Hofmockel is 202 Country Club Dr, Mchenry, IL 60050.

(6)
Represents 39,959 shares of Class A Common Stock and warrants to purchase 38,609 shares of Class A Common Stock held by JW Capital, LLC. Jonathan M. Waterman is the manager of JW Capital, LLC and therefore may be deemed to have voting and dispositive power over the shares held by JW Capital, LLC. The address of JW Capital, LLC is 1100 Glendon Avenue, Suite 1200, Los Angeles, CA 90012.

(7)
Represents warrants to purchase 5,000 shares of Class A Common Stock held by Douglas C. Gessner Revocable Trust. The address of Douglas C. Gessner Revocable Trust is 1111 Wagner Road, Glenview, IL 60025.

(8)
Represents warrants to purchase 25,000 shares of Class A Common Stock held by CR Financial Holdings, Inc. The address of CR Financial Holdings, Inc. is 1601 Washington Ave. #320, Miami Beach, FL 33139.

(9)
Represents warrants to purchase 62,390 shares of Class A Common Stock held by South Pacific Investment Holdings LLC. Baraterre Limited is the manager of South Pacific Investment Holdings LLC and therefore may be deemed to have voting and dispositive power over the shares held by South Pacific Investment Holdings LLC. The address of South Pacific Investment Holdings LLC is C/O J.P. Morgan Trust Company (Bahamas) Limited, Bahamas Financial Centre, 2/FL, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas.

(10)
Represents warrants to purchase 49,505 shares of Class A Common Stock held by HKE2. Pamela Castanon is the director of HKE2 and therefore may be deemed to have voting and dispositive power over the shares held by HKE2. The address of HKE2 is PO Box 780, Grand Cayman, Cayman Islands KY1-90.

(11)	Represents warrants to purchase 3,730 shares of Class A Common Stock held by Allegro Capital, LLC. The address of Allegro Capital, LLC is 655 Deerfield Rd. Suite 100 #324, Deerfield, IL 60015.
(12)	Represents warrants to purchase 18,649 shares of Class A Common Stock held by MYW Holdings, LLC. The address of MYW Holdings, LLC is 1296 Somerset Road, Teaneck, NJ 07666.
(13)	Represents warrants to purchase 37,298 shares of Class A Common Stock held by John Jiang. The address of Mr. Jiang is 7000 Bahia Beach Blvd, Unit 2211, Rio Grande, PR 00745.
(14)	Represents warrants to purchase 7,460 shares of Class A Common Stock held by Andrew Perry. The address of Mr. Perry is 111 S. Quincy Ave, Margate, NJ 08402.
(15)
Represents warrants to purchase 198,020 shares of Class A Common Stock held by Randolph Street Ventures, L.P. - 2020-98. The address of Randolph Street Ventures, L.P. - 2020-98 is 300 North LaSalle Street, 10th Floor, Chicago, IL 60654.

(16)
Represents 8,776 shares of Class A Common Stock and warrants to purchase 7,460 shares of Class A Common Stock held by Andrew Simpson. The address of Mr. Simpson is 13428 Maxella Ave, #554, Marina Del Rey, CA 90292.

(17)
Represents 11,648 shares of Class A Common Stock and warrants to purchase 9,901 shares of Class A Common Stock held by Alyssa M. Nobriga. The address of Ms. Nobriga is 575 Moreno Ave, Los Angeles, CA 90049.

(18)
Represents warrants to purchase 37,298 shares of Class A Common Stock held by Frostwood Corp. Noble Invest & Trade Inc. is the sole director of Frostwood Corp. and therefore may be deemed to have voting and dispositive power over the shares held by Frostwood Corp. The address of Frostwood Corp. is Aleman, Cordero, Galindo & Lee (Bahamas) Limited. Winterbotham Place, Marlborough & Queen Streets. P.O. Box CB 11.343, Nassau, Bahamas.

(19)	Represents warrants to purchase 14,919 shares of Class A Common Stock held by Flamingo Drive Partners LLC. The address of Flamingo Drive Partners LLC is 300 West 41st St., Miami Beach, FL 33140.
(20)	Represents 121,635 shares of Class A Common Stock held by Ken Leonard. The address of Ken Leonard is 634 Westgate Road, Deerfield, IL 60015.
(21)
Represents 50,000 shares of Class A Common Stock and warrants to purchase 25,000 shares of Class A Common Stock held by Cantor Fitzgerald and Co. (“Cantor”). Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor, has voting and investment control over these shares. Cantor’s sales and trading division may purchase and sell common shares or other securities of the Company in the open market in the ordinary course of its brokerage business as a market maker or otherwise on behalf of customers. These shares are not included in the table above. The address of Cantor is 110 East 59th Street 7th Floor, New York, Y 10022.

(22)
Represents 4,000 shares of Class A Common Stock held by Pickwick Capital Partners, LLC. Douglas Greenwood and David Danovitch are managers of Pickwick Capital Partners, LLC and therefore may be deemed to have voting and dispositive power over the shares held by Pickwick Capital Partners. The address of Pickwick Capital Partners is 445 Hamilton Ave, Suite 1102, White Plains, NY 10601.

(23)
Represents 286,876 shares of Class A Common Stock and warrants to purchase 2,225,000 shares of Class A Common Stock held by SMALLCAP World Fund, Inc. Julian N. Abdey, Michael Beck, Peter Eliot, Brady L. Enright, Bradford F. Free, Leo Hee, Roz Hongsaranagon, Jonathan Knowles, Harold H. La, Dimitrije M. Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Arun Swaminathan and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by SMALLCAP World Fund, Inc. The address of SMALL CAP World Fund, LLC is 333 South Hope Street 55th Floor Los Angeles, CA 90071.

(24)
Represents warrants to purchase 753,974 shares of Class A Common Stock held by Highbridge Tactical Credit Master Fund, L.P. Highbridge Capital Management, LLC, the trading manager of Highbridge Tactical Credit Master Fund, L.P. (the “Highbridge Fund”), may be deemed to be the beneficial owner of the shares held by the Highbridge Fund. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Highbridge Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(25)
Represents warrants to purchase 746,026 shares of Class A Common Stock held by Highbridge SPAC Opportunity Fund, L.P. Highbridge Capital Management, LLC, the trading manager of Highbridge SPAC Opportunity Fund, L.P. (the “Highbridge SPAC Fund”), may be deemed to be the beneficial owner of the shares held by the Highbridge SPAC Fund. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Highbridge SPAC Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(26)
Represents 100,503 shares of Class A Common Stock and warrants to purchase 400,000 shares of Class A Common Stock held by Kamunting Street Master Fund, Ltd. Allan Teh is the Chief Executive Officer of Kamunting Street Capital Management, L.P., the manager of Kamunting Street Master Fund, Ltd. and therefore may be deemed to have voting and dispositive power over the shares held by Kamunting Street Master Fund, Ltd. The address of Kamunting Street Fund, Ltd. is 119 Washington Ave. Suite 600, Miami Beach, FL 33139.

(27)
Represents 1,000,000 shares of Class A Common Stock and warrants to purchase 1,000,000 shares of Class A Common Stock held by Xzar Momentus LLC. The address of Xzar Momentus LLC is 13916 W. Sunset Blvd, Pacific Palisades, CA 90272.

(28)
Represents 100,000 shares of Class A Common Stock and warrants to purchase 100,000 shares of Class A Common Stock held by Charles Schein Family Partners LLC. The address of Charles Schein Family Partners LLC is 1003 Benedict Canyon Drive Beverly Hills, CA 90210.

(29)
Represents 50,000 shares of Class A Common Stock and warrants to purchase 50,000 shares of Class A Common Stock held by Kinobody Fitness Inc. The address for Kinobody Fitness Inc. is 27 Blyth Hill Road, Toronto, Ontario, Canada.

(30)
Represents 50,000 shares of Class A Common Stock and warrants to purchase 50,000 shares of Class A Common Stock held by Michael Schein Family Partners LLC. The address of Michael Schein Family Partners LLC is 400 Evelyn Pl., Beverly Hills, CA 90210.

(31)
Represents 700,000 shares of Class A Common Stock and warrants to purchase 700,000 shares of Class A Common Stock held by MR Scale Series M1 LLC. Pavel Cherkashin is a managing partner of MR Scale Series M1 LLC and therefore, may be deemed to have voting and dispositive power over the shares held by MR Scale Series M1 LLC. The address of MR Scale Series M1 LLC is 149 New Montgomery Street, Suite 434, San Francisco, CA 94105.

(32)
Represents warrants to purchase 100,000 shares of Class A Common Stock held by TRC Venture Fund II. Genesis Guanga is the managing member of TRC Venture Fund II and therefore may be deemed to have voting and dispositive power over the shares held by TRC Venture Fund II. The address for TRC Venture Fund II is 320 Hall Street, Suite 201, Grand Rapids, MI 49507.

(33)
Represents 100,000 shares of Class A Common Stock and warrants to purchase 100,000 shares of Class A Common Stock held by the Exempt Trust for Edgar D. Jannotta eu Edgar D. Jannotta 2010 Family Trust (the “Jannotta Family Trust”). Edgar D. Jannotta Jr., as trustee of the Jannotta Family Trust, may be deemed the beneficial owner of shares held by the Jannotta Family Trust. The address of the Exempt Trust for Edgar D. Jannotta eu Edgar D. Jannotta 2010 Family Trust is P.O. Box 504, Teton Village, WY 83025.

(34)
Represents 50,000 shares of Class A Common Stock and warrants to purchase 50,000 shares of Class A Common Stock held by Edward Cochran. The business address of Edward Cochran is 20030 Marchmont Rd. Shaker Heights, OH 44122.

(35)
Represents warrants to purchase 25,000 shares of Class A Common Stock held by Kantstraat LLC. Brandon Kanitz is a managing member of Thornapple River Capital, the sole manager of Kantstraat LLC, and therefore, may be deemed to have voting and dispositive power over the shares held by Kantstraat LLC. The address of Kantstraat LLC is 320 Hall Street, Suite 201, Grand Rapids, MI 49507.

(36)
Represents 500,000 shares of Class A Common Stock and warrants to purchase 500,000 shares of Class A Common Stock held by Tribe Capital VI, LLC Series 6. Tribe Capital VI, LLC Series 6 is a series limited liability company. The manager of Tribe Capital VI, LLC Series 6 is Tribe Capital Partners VI, LLC. Tribe Capital Partners VI, LLC is in turn managed by Tribe Capital Management, LLC, a registered investment adviser. As such, Tribe Capital Partners VI, LLC and Tribe Capital Management, LLC may be deemed to have beneficial ownership of the securities over which Tribe Capital VI, LLC Series 6 has voting or dispositive power. Tribe Capital Management, LLC is controlled by its members, that act by unanimous approval and which ultimately possess voting and dispositive power with respect to the shares held by Tribe Capital VI, LLC Series 6. The individual members of Tribe Capital Management, LLC are Arjun Sethi, Theodore Maidenberg, and Jonathan Hsu. The address of Tribe Capital VI, LLC Series 6 is 2700 19th Street San Francisco, CA 94110.

(37)
Represents 1,190,000 shares of Class A Common Stock and warrants to purchase 1,200,000 shares of Class A Common Stock held by West Coast Equity Partners LLC. Alexander Lazovsky is the managing member of West Coast Equity Partners LLC and therefore may be deemed to have voting and dispositive power over the shares held by West Coast Equity Partners LLC. The address of West Coast Equity Partners LLC is 16192 Coastal Highway, Lewes, DE 19958.

(38)
Includes (i) 15,166,661 shares held by PML, (ii) 6,011,780 shares held of record by Momentus PML SPV 1 LP (“PML SPV 1”), (iii) 960,830 shares held of record by Momentus PML SPV 2 LP (“PML SPV 2”), (iv) 2,383,123 shares held of record by Momentus PMS SPV3 LP (“PML SPV 3”) and (v) 949,254 shares of Class A Common Stock and warrants to purchase 1,000,000 shares of Class A Common Stock held by Prime Movers Growth Fund I LP (“PMG”). Prime Movers Lab GP I LLC (“PML GP”), is the general partner of PML, PML SPV 1, PML SPV 2, PML SPV 3 and PMG. Dakin Sloss is the manager of PML GP and may be deemed to have or share beneficial ownership of the shares held by PML, PML SPV 1, PML SPV 2 and PML SPV 3. The mailing address of PML, PML SPV 1, PML SPV 2 and PML SPV 3 is P.O. Box 12829, Jackson, WY 83002.

(39)	Consists of 250,712 shares of Class A Common Stock issuable upon exercise of options.
(40)
Consists of (i) 65,946 shares of Class A Common Stock held by Jason Hummelt, (ii) 208,284 shares of Class A Common Stock held by Alexander Wicks, and (iii) 298,283 shares of Class A Common Stock issuance upon exercise of options held by Vincent J. Deno.

Material Relationships with the Selling Securityholders
The Selling Securityholders include the Sponsor of our predecessor, certain of our principal stockholders and certain of our current and former directors and executive officers, and the affiliates of the foregoing. For a description of our relationships with such Selling Securityholders and their affiliates see the portions of our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 15, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021 and our subsequent SEC filings incorporated by reference into this prospectus.

DESCRIPTION OF SECURITIES
The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Amended and Restated Registration Rights Agreement, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Amended and Restated Registration Rights Agreement in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Pursuant to the terms of the Second Amended and Restated Certificate of Incorporation, our authorized capital stock consists of:
•	250,000,000 shares of Class A common stock, $0.00001 par value per share; and
•	20,000,000 shares of undesignated Preferred Stock, $0.00001 par value per share (“Preferred Stock”).
As of August 31, 2022, there were 83,636,607 shares of Class A common stock issued and outstanding and no shares of Preferred Stock outstanding.
Common Stock
Voting Power
Holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of Class A common stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Second Amended and Restated Certificate of Incorporation.
The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (collectively, our “Organizational Documents”) established a classified board of directors (the “board”) that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.
Dividend Rights
Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Class A common stock are entitled to receive dividends out of funds legally available if the board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board may determine.
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the board at such time. In addition, the board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.
No Preemptive or Similar Rights
The holders of our Class A common stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of Class A common stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Fully Paid and Non-Assessable
All of the outstanding shares of Class A common stock are fully paid and non-assessable.
Preferred Stock
The board is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. The board can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.
The board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of Class A common stock and the voting and other rights of the holders of Class A common stock. There are no current plans to issue any shares of Preferred Stock.
Warrants
As of August 31, 2022, there were Public Warrants outstanding to purchase an aggregate of 8,625,000 shares of Class A common stock and Private Warrants outstanding to purchase an aggregate of 11,272,500 shares of Class A common stock.
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on August 12, 2021. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder.
The Public Warrants will expire on August 12, 2026, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.
Momentus will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, with respect to the shares of Class A common stock underlying the warrants, is then effective and a prospectus relating thereto is current, subject to Momentus satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable and Momentus will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Momentus be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such warrant, if any, will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
Momentus has agreed to maintain the effectiveness of a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and to maintain a current prospectus relating to those shares of Class A common stock until the Public Warrants expire or are redeemed, as specified in the warrant agreement. Notwithstanding the foregoing, during any period when Momentus shall have failed to maintain an effective registration statement, warrant holders may exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Once the Public Warrants become exercisable, Momentus may call the Public Warrants for redemption:
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each holder of Public Warrants; and
•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before Momentus sends the notice of redemption to the holders of Public Warrants.

If and when the Public Warrants become redeemable by Momentus, the Company may not exercise its redemption right if the issuance of shares of Class A common stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or Momentus is unable to effect such registration or qualification.
Momentus has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Momentus issues a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If Momentus calls the Public Warrants for redemption as described above, Momentus’ management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” Momentus’ management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on Momentus’ stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of Momentus’ Public Warrants. If Momentus’ management takes advantage of this option, all holders of Public Warrants would surrender their Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If Momentus’ management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. Momentus’ believes this feature is an attractive option if Momentus’ does not need the cash from the exercise of the warrants after the Business Combination. If Momentus calls its warrants for redemption and Momentus’ management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that holders of Public Warrants would have been required to use had all holders of Public Warrants been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each whole Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Momentus, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of Momentus’ capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which Momentus’ is the continuing corporation and that does not result in any reclassification or reorganization of Momentus’ outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which Momentus is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The holders of Public Warrants do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, Momentus will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrantholder.
Private Warrants
The Private Warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Anti-Takeover Provisions
Some provisions of Delaware law, the Second Amended and Restated Certificate of Incorporation, and the Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition of the Company by means of a tender offer, an acquisition of the Company by means of a proxy contest or otherwise, or the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that provide for payment of a premium over the market price for the Company’s shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with board. We believe that the benefits of the increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Law
The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:
•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Organizational Documents Provisions
Provisions of our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors.
Our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide for certain provisions that may have an anti-takeover effect:
•	a classified board of directors whose members serve staggered three-year terms;
•
the authorization of “blank check” preferred stock, which could be issued by the Company’s board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our Class A common stock;

•	a limitation on the ability of, and providing indemnification to, our directors and officers;
•
a requirement that special meetings of our stockholders can be called only by our board of directors acting by a written resolution by a majority the Company’s directors then in office, the Chairperson of the Company’s board of directors, the Company’s Chief Executive Officer or our Lead Independent Director;

•
a requirement of advance notice of stockholder proposals for business to be conducted at meetings of the Company’s stockholders and for nominations of candidates for election to the Company’s board of directors;

•	a requirement that our directors may be removed only for cause and by a two-thirds (2/3) vote of the stockholders;
•	a prohibition on stockholder action by written consent;

•
a requirement that vacancies on our board of directors may be filled only by a majority of directors then in office or by a sole remaining director (subject to limited exceptions), even though less than a quorum; and

•	a requirement of the approval of the board of directors or the holders of at least two-thirds of our outstanding shares of capital stock to amend our bylaws and certain provisions of our charter.
Limitation of Liability and Indemnification
Our Amended and Restated Bylaws provide that the Company will indemnify our directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by Delaware law.
Delaware law prohibits the Second Amended and Restated Certificate of Incorporation from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to the Company or to its stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Second Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our Amended and Restated Bylaws, the Company can purchase insurance on behalf of any person whom it is required or permitted to indemnify.
In addition to the indemnification required in our Organizational Documents, the Company has entered into an indemnification agreement with each member of the board and each of our officers. These agreements provide for the indemnification of the Company’s directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at the Company’s request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Organizational Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Moreover, a stockholder’s investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Listing of Securities
Our Class A common stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION
The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Stock covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;
•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;
•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise
•	by pledge to secured debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or agents;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions; and
•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.
The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A common stock or warrants or interests in our Class A common stock or warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock or warrants or interests in our Class A common stock or warrants on any stock exchange, market or trading facility on which shares of our Class A common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A Stock pursuant to the distribution through a registration statement.
The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.
A holder of Public Warrants or Private Warrants may exercise its Public Warrants or Private Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Public Warrants or Private Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of such Public Warrants or Private Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
We have agreed to indemnify the Selling Securityholders party to the Amended and Restated Registration Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act, relating to the registration of the shares of Class A Stock offered by them pursuant to this prospectus, and such Selling Securityholders will be entitled to contribution from us with respect to those liabilities. The Selling Securityholders party to the Amended and Restated Registration Rights Agreement will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from such Selling Securityholders with respect to those liabilities. In addition, we or the Selling Securityholders party to the Amended and Restated Registration Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Stock, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A Stock as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”), and that acquire our Class A Stock for cash pursuant to this prospectus. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:
•	an individual who is a United States citizen or resident of the United States;
•
a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or
•
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our capital stock or rights to acquire our capital stock) to U.S. Holders of shares of our Class A Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Stock will generally equal the U.S. Holder’s acquisition cost for such Class A Stock (or, in the case of Class A Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders-Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Class A Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Gain on Sale, Exchange or Other Taxable Disposition of Class A Stock and Warrants
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Stock or Warrants or an expiration or redemption of our warrants, unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Stock or Warrants and, in the case where shares of our Class A Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Stock. There can be no assurance that our Class A Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Class A Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP.
Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Momentus Inc. as of and for the years ended December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, of Momentus Inc. incorporated by reference in this prospectus have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at investors.momentus.space. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus and any prospectus supplement, or the registration statement of which this prospectus is a part. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Up to 41,654,148 Shares of Class A Common Stock
Up to 19,897,500 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
and Up to 1,018,281 Shares of Class A Common Stock Issuable Upon Exercise of Options
and Up to 634,708 Shares of Class A Common Stock Issued Upon Exercise of Options
and Up to 272,500 Warrants to Purchase Shares of Class A Common Stock
PROSPECTUS
      , 2022

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
Amount
SEC registration fee	$65,370.54**
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
**	Previously paid.
Item 15.	Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Second Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
The registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits.
Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-233980), filed on October 10, 2019).
4.2
Warrant Agreement, dated November 7, 2019, between Continental Stock Transfer & Trust Company and SRAC (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 13, 2019).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-233980) filed on October 10, 2019).
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 filed by the registrant on September 3, 2021).
23.1	Consent of Armanino LLP.
23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
107*	Filing Fee Table
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on September 9, 2022.
MOMENTUS INC.

By:	/s/ John C. Rood
John C. Rood
Chief Executive Officer, President and Chairperson of the Board of Directors
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Rood and Jikun Kim, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in persons, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ John C. Rood	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	September 9, 2022
John C. Rood

/s/ Jikun Kim	Chief Financial Officer (Principal Financial and Accounting Officer)	September 9, 2022
Jikun Kim

/s/ Chris Hadfield	Director	September 9, 2022
Chris Hadfield

/s/ Brian Kabot	Director	September 9, 2022
Brian Kabot

/s/ Mitchel B. Kugler	Director	September 9, 2022
Mitchel B. Kugler

/s/ Victorino Mercado	Director	September 9, 2022
Victorino Mercado

/s/ Kimberly A. Reed	Director	September 9, 2022
Kimberly A. Reed

/s/ Linda J. Reiners	Director	September 9, 2022
Linda J. Reiners
II-4